As filed with the Securities and Exchange Commission on July 21, 1998
                                               Registration No 333-_____________

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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               MOTHERS WORK, INC.
             (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                                 13-3045573
   (State or Other Jurisdiction of                   (I.R.S. Employer
    Incorporation or Organization)                 Identification Number)


             456 North 5th Street, Philadelphia, Pennsylvania 19123
                          (Address, including zip code,
                         of principal executive offices)

                             1987 STOCK OPTION PLAN
                            (Full title of the plans)

                         Rebecca C. Matthias, President
                              456 North 5th Street
                        Philadelphia, Pennsylvania 19123
                     (Name and address of agent for service)

                                 (215) 873-2200
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                               Proposed                 Proposed
         Title of Securities         Amount to Be          Maximum Offering        Maximum Aggregate         Amount of
          to Be Registered          Registered (1)        Price Per Share (2)      Offering Price (2)     Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value               500,000 shares           $ 7.31                 $ 3,655,000.00        $ 1,079.00
   $.01 per share
==========================================================================================================================

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby such additional securities as may result from anti-dilution adjustments under the 1987 Stock Option Plan (the "Stock Option Plan").
(2) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.           Plan Information.

                  *

Item 2.           Registrant Information and Employee Plan Annual Information.

                  *

-------------------------
* All documents furnished to the participants in the Stock Option Plan, the Director Stock Option Plan, the Employee Stock Purchase Plan and the 401(k) Plan pursuant to Rule 428 contain the information required by Part I of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), and are on file at the Registrant's principal executive offices.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register additional shares of Common Stock, par value $.01 per share (the "Common Stock"), of Mothers Work, Inc. (the "Company"), with respect to the currently effective Registration Statements on Form S-8 of the Company relating to a certain employee benefit plan of the Company.

         The contents of the Registration Statement on Form S-8 as filed on June 17, 1993, Registration No. 33-64580, as the same may be hereafter amended, the contents of the Registration Statement on Form S-8 as filed on February 27, 1995, Registration No. 33-89726, as the same may be hereafter amended, and the contents of the Registration Statement on Form S-8 as filed on March 18, 1996, Registration No. 333-02404, as the same may be hereafter amended, are incorporated by reference into this Registration Statement.


Item 5.  Interests of Named Experts and Counsel.

         The validity of the Common Stock registered hereunder has been passed upon for the Company by Pepper Hamilton LLP. Elam M. Hitchner, III, a partner of Pepper Hamilton LLP and a member of the Company's Board of Directors, owns 30,000 shares of Common Stock and options to purchase an additional 8,000 shares of Common Stock.

Item 8.  Exhibits.

         Exhibit No.   Description
         -----------   -----------
             4.1       1987 Stock Option Plan (as amended and restated)

             5.1       Opinion of Pepper Hamilton LLP

            23.1       Consent of Independent Accountants

            23.2       Consent of Pepper, Hamilton & Scheetz (Included in
                       Exhibit 5)

            24.1       Power of Attorney (See Signature Page at pages 3-4)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on July 21, 1998.

                               MOTHERS WORK, INC.

                               By:      /s/ DAN W. MATTHIAS
                                        ----------------------------------------
                                        Dan W. Matthias
                                        Chairman of the Board and
                                        Chief Executive Officer (the principal
                                        executive officer)

                               By:      /s/ THOMAS FRANK
                                        ----------------------------------------
                                        Thomas Frank
                                        Chief Financial Officer and
                                        Vice President - Finance (the principal
                                        financial officer and the principal
                                        accounting officer)


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dan W. Matthias and Rebecca C. Matthias, and each or any of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 21, 1998 in the capacities indicated.


                                 /s/ DAN W. MATTHIAS
                                 -----------------------------------------------
                                 Dan W. Matthias
                                 Chairman of the Board and
                                 Chief Executive Officer (the
                                 principal executive officer)

                             [EXECUTIONS CONTINUED]

                                 /s/ REBECCA C. MATTHIAS
                                 -----------------------------------------------
                                 Rebecca C. Matthias
                                 President, Chief Operating Officer
                                 and Director


                                 /s/ THOMAS FRANK
                                 -----------------------------------------------
                                 Thomas Frank
                                 Chief Financial Officer and Vice
                                 President - Finance (the principal
                                 financial officer and the principal
                                 accounting officer)


                                 /s/ VERNA K. GIBSON
                                 -----------------------------------------------
                                 Verna K. Gibson
                                 Director


                                 /s/ JOSEPH A. GOLDBLUM
                                 -----------------------------------------------
                                 Joseph A. Goldblum
                                 Director


                                 /s/ ELAM M. HITCHNER,III
                                 -----------------------------------------------
                                 Elam M. Hitchner, III
                                 Director


                                 /s/ WALTER F. LOEB
                                 -----------------------------------------------
                                 Walter F. Loeb
                                 Director


                                 /s/ WILLIAM L. RULON-MILLER
                                 -----------------------------------------------
                                 William L. Rulon-Miller
                                 Director